Exhibit 1

Monthly Data for December 2007

NIS GROUP CO., LTD.

(TSE:8571; NYSE:NIS)

The figures herein are based on Japanese GAAP, are unaudited, and may be subject to revision.

NIS GROUP CO., LTD.

NIS Group’s Main Operating Assets (Consolidated)

<Credit-related>
							(Millions of yen)
	2007/10			2007/11			2007/12
		YOY %	YTD %		YOY %	YTD %		YOY %	YTD %
Balance of loans receivable	217,335	(17.3)	(18.2)	200,792	(23.1)	(24.5)	181,894	(32.8)	(31.6)
Secured loans	116,132	(11.7)	(19.4)	103,414	(21.8)	(28.2)	91,490	(36.2)	(36.5)
SME loans	67,561	(24.6)	(19.1)	64,862	(26.4)	(22.4)	59,347	(32.0)	(29.0)
Consumer loans	28,541	(25.3)	(18.4)	27,413	(26.8)	(21.6)	26,297	(28.3)	(24.8)
Other loans	5,099	54.8	56.1	5,102	52.3	56.2	4,758	35.7	45.7
*The balance of loans receivable includes bankrupt and delinquent loans receivable. *Secured loans include off-balance-sheet loans receivable as a result of securitization.
							(Millions of yen)
	2007/10			2007/11			2007/12
		YOY %	YTD %		YOY %	YTD %		YOY %	YTD %
Assets held for leases and installment loans	10,201	4.6	(6.9)	10,143	2.2	(7.4)	9,999	(8.1)	(8.8)
*Installment loans exclude unearned revenue from installment loans.
							(Millions of yen)
	2007/10			2007/11			2007/12
		YOY %	YTD %		YOY %	YTD %		YOY %	YTD %
Guaranteed loans and accounts receivable	17,819	7.6	2.4	16,388	(2.6)	(5.8)	20,641	19.3	18.6
*The balance of guaranteed loans and accounts receivable includes accured interest. *The balance of guaranteed loans and accounts receivable excludes reserve for guarantee losses.
							(Millions of yen)
	2007/7			2007/8			2007/9
		YOY %	YTD %		YOY %	YTD %		YOY %	YTD %
Overseas (non-Japan) operating assets	11,790	—	190.1	12,894	885.8	217.3	14,482	942.6	256.3
*The balance sheet date of Nissin Leasing (China) and its consolidated subsidiaries is the end of December. As a result, the figures are consolidated on a 3-month delayed basis.

(Reference)							(Millions of yen)
	2007/10			2007/11			2007/12
		YOY %	YTD %		YOY %	YTD %		YOY %	YTD %
Overseas (non-Japan) operating assets	16,805	—	163.3	18,172	—	184.7	19,241	—	201.4

1	NIS GROUP CO., LTD.

NIS Group’s Main Operating Assets (Consolidated)

<Principal-related>
	(Millions of yen)
	2007/10			2007/11			2007/12
		YOY %	YTD %		YOY %	YTD %		YOY %	YTD %
Real estate for sale in the servicing business and real estate for sale and real estate under construction for sale in the real estate business	49,888	(9.3)	3.9	48,135	(14.1)	0.2	44,994	(18.9)	(6.3)

	(Millions of yen)
	2007/10			2007/11			2007/12
		YOY %	YTD %		YOY %	YTD %		YOY %	YTD %
Purchased loans receivable	38,179	39.7	9.7	37,357	37.8	7.4	34,718	12.1	(0.2)

	(Millions of yen)
	2007/10			2007/11			2007/12
		YOY %	YTD %		YOY %	YTD %		YOY %	YTD %
Investment securities	26,524	1.0	(26.3)	24,874	(3.8)	(30.9)	21,099	(33.6)	(41.4)
Listed companies & Non-listed companies	22,929	(12.3)	(28.8)	21,279	(17.2)	(33.9)	17,354	(40.0)	(46.1)
Affiliates accounted for under the equity method	3,593	—	(5.1)	3,593	—	(5.1)	3,742	31.8	(1.1)
Others	1	—	(96.2)	1	—	(96.2)	3	(88.9)	(88.5)
Difference between market value and book value	(4,798)	—	—	(6,036)	—	—	(383)	—	—
*Listed investment securities are included at market value. *Deemed securities are included.

2	NIS GROUP CO., LTD.

Delinquent Loans by Default Days (Non-Consolidated)

As of October 31, 2007									(Millions of yen)
	44-66 days overdue		67-96 days overdue		97 days or more overdue		Total		Loans receivable
	Amount	%	Amount	%	Amount	%	Amount	%
Secured loans	3,517	3.02	11	0.01	2,991	2.57	6,520	5.60	116,337
SME loans	1,109	1.90	674	1.15	4,206	7.20	5,990	10.25	58,431
Business Assist loans	832	2.24	411	1.11	4,203	11.30	5,447	14.65	37,198
Business Timely loans	277	1.31	262	1.24	2	0.01	542	2.55	21,232
Consumer loans (Smart Assist loans)	264	0.98	397	1.47	1,320	4.88	1,982	7.32	27,065
Others	38	2.06	34	1.86	31	1.72	104	5.65	1,846
Total	4,929	2.42	1,117	0.55	8,550	4.20	14,597	7.17	203,680

As of November 30, 2007									(Millions of yen)
	44-66 days overdue		67-96 days overdue		97 days or more overdue		Total		Loans receivable
	Amount	%	Amount	%	Amount	%	Amount	%
Secured loans	2,094	2.00	2,168	2.07	2,410	2.30	6,673	6.37	104,690
SME loans	1,009	1.79	958	1.70	4,523	8.00	6,491	11.48	56,528
Business Assist loans	551	1.55	723	2.03	4,301	12.07	5,576	15.64	35,650
Business Timely loans	458	2.19	234	1.13	221	1.06	914	4.38	20,877
Consumer loans (Smart Assist loans)	372	1.43	220	0.84	1,512	5.79	2,104	8.06	26,106
Others	36	2.04	25	1.41	59	3.34	121	6.79	1,782
Total	4,929	2.42	1,117	0.55	8,550	4.20	14,597	7.17	203,680

As of December 31, 2007									(Millions of yen)
	44-66 days overdue		67-96 days overdue		97 days or more overdue		Total		Loans receivable
	Amount	%	Amount	%	Amount	%	Amount	%
Secured loans	8,548	9.35	3,215	3.52	3,446	3.77	15,210 [1]	16.64	91,408
SME loans	1,439	2.77	1,006	1.94	5,043	9.70	7,489	14.41	51,968
Business Assist loans	979	3.10	585	1.86	4,626	14.67	6,191	19.63	31,546
Business Timely loans	460	2.26	421	2.06	416	2.04	1,298	6.36	20,422
Consumer loans (Smart Assist loans)	524	2.08	334	1.33	1,605	6.37	2,463	9.77	25,203
Others	44	2.62	25	1.51	79	4.65	149	8.77	1,709
Total	10,557	6.20	4,581	2.69	10,174	5.97	25,313	14.87	170,289
Note 1: 8,504 million yen worth of delinquent loans from secured loans are dissolved by the end of January 2008.
*“Others” include discount notes and unguaranteed consumer loans (First Plan loans).
*Bankrupt and delinquent loans receivable are included in the balance of loans receivable of each product.
*Secured loans include off-balance-sheet loans receivable as a result of securitization.

3	NIS GROUP CO., LTD.

Month-End Breakdown of Borrowings and Borrowing Rates (Non-consolidated)

Borrowings by lender							(Millions of yen)
	2007/10		2007/11		2007/12		2007/3
	Amount	%	Amount	%	Amount	%	Amount	%
Indirect	106,549	44.22	100,514	50.01	100,660	54.95	143,124	52.58
Bank (other financial institutions)	65,717	27.27	61,673	30.69	53,649	29.29	88,705	32.59
Non-life insurance companies	2,087	0.87	2,087	1.04	2,075	1.13	2,199	0.81
Non-bank financial companies (including securities companies)	38,744	16.08	36,754	18.29	44,936	24.53	52,220	19.19
Direct*	134,396	55.78	100,456	49.99	82,517	45.05	129,057	47.42
Total	240,945	100.00	200,971	100.00	183,178	100.00	272,182	100.00

Borrowings by maturity							(Millions of yen)
	2007/10		2007/11		2007/12		2007/3
	Amount	%	Amount	%	Amount	%	Amount	%
Short-term borrowings	33,434	13.88	28,075	13.97	26,073	14.23	75,084	27.59
Long-term borrowings*	207,511	86.12	172,895	86.03	157,105	85.77	197,097	72.41
Long-term borrowings due within 1 year	95,057	39.45	118,320	58.87	104,800	57.21	77,557	28.49
Long-term borrowings due over 1 year	112,454	46.67	54,575	27.16	52,305	28.55	119,540	43.92
Total	240,945	100.00	200,971	100.00	183,178	100.00	272,182	100.00

Borrowing rates (weighted average)				(%)
	2007/10	2007/11	2007/12	2007/3
	Borrowing rates	Borrowing rates	Borrowing rates	Borrowing rates
Indirect	1.83	1.80	2.28	1.75
Bank (other financial institutions)	1.84	1.78	1.83	1.59
Non-life insurance companies	1.77	1.77	1.76	1.53
Non-bank financial companies (including securities companies)	1.68	1.83	2.81	2.03
Direct*	2.18	2.21	2.33	1.65
Total	2.03	2.00	2.30	1.70
*Figures include funds procured as a result of securitization.

4	NIS GROUP CO., LTD.